                                                                    Exhibit 2.n.


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the references made to our firm under the captions "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No. 1 to the Registration Statement (Form N-2, No. 333-36588) of Munder @Vantage Fund.

We also consent to the incorporation by reference in the Statement of Additional Information of our report dated August 14, 2003 with respect to the financial statements and financial highlights, included in the June 30, 2003 annual report of Munder @Vantage Fund.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           Ernst & Young LLP

Boston, Massachusetts
November 24, 2003